EXHIBIT 10.2


              DESCRIPTION OF BONUSES GRANTED TO EXECUTIVE OFFICERS

         On April 4, 2005, the Board of Directors of MediaBay granted bonuses to executive officers as follows:

BONUSES
                  Jeffrey Dittus                         $175,000
                  John Levy                              $ 35,000
                  Robert Toro                            $ 25,000

         On April 4, 2005, the board of Directors granted options to executive officers as follows:

OPTIONS
                  Joseph Rosetti                300,000 shares of common stock
                  Jeffrey Dittus                1,000,000 shares of common stock
                  Robert Toro                   250,000 shares of common

         All of the options granted to the executive officers set forth above
(i) vest immediately, (ii) are exercisable at a price of $0.59 per share (the closing sale price of MediaBay's common stock on the date of grant), (iii) are immediately exercisable as to 40% of the shares covered thereby and will become exercisable as to an additional 20% of the shares covered thereby on each of the first, second and third year anniversaries of the date of grant, and (iv) expire on April 4, 2015.